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                                                                    Exhibit 21.1

                  Subsidiaries of Internet Capital Group, Inc.
                  -------------------------------------------

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Internet Capital Group Operations, Inc.                       Delaware
IBIS (505) Limited                                         United Kingdom
ICG Holding, Inc.                                             Delaware
AgProducer Network, Inc.                                      Delaware
Animated Images, Inc.                                          Maine
Arbinet Holdings, Inc.                                        Delaware
asseTrade.com, Inc.                                           Delaware
Autovia Corporation                                           Delaware
Benchmarking Partners, Inc.                                Massachusetts
Bidcom, Inc.                                                 California
Blackboard Inc.                                               Delaware
Breakaway Solutions, Inc.                                     Delaware
ClearCommerce Corporation                                     Delaware
Collabria, Inc.                                               Delaware
CommerceQuest, Inc.                                           Florida
Commerx, Inc.                                                 Delaware
ComputerJobs.com, Inc.                                        Georgia
Context Integration, Inc.                                     Delaware
Data West Corporation/1/                                      Delaware
Deja.com, Inc.                                                 Texas
e-Chemicals, Inc.                                             Delaware
eMarketWorld, Inc.                                            Delaware
eMerge Interactive, Inc.                                      Delaware
EmployeeLife.com                                             California
Entegrity Solutions Corporation                              California
Internet Commerce Systems, Inc.                               Delaware
iParts Inc.                                                    Delaware
JusticeLink, Inc.                                             Delaware
LinkShare Corporation                                         Delaware
NetVendor Inc.                                                Delaware
Onvia.com, Inc.                                              Washington
PaperExchange.com LLC                                         Delaware
Plan Sponsor Exchange, Inc.                                   Delaware
PrivaSeek, Inc.                                               Delaware
Purchasing Systems, Inc./2/                                   Delaware
Residential Delivery Services, Inc.                          Delaware*
SageMaker, Inc.                                               Delaware
Servicesoft Technologies, Inc.                                Delaware
Sky Alland Marketing, Inc.                                    Maryland
StarCite, Inc.                                                Delaware
Syncra Software, Inc.                                         Delaware
TRADEX Technologies, Inc.                                     Delaware
traffic.com, Inc.                                             Delaware

/1/ Does business as "CourtLink."
/2/ Does business as "Purchasing Solutions."
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United Messaging, Inc.                                        Delaware
Universal Access, Inc.                                        Illinois
US Interactive, Inc.                                          Delaware
VerticalNet, Inc.                                           Pennsylvania
VitalTone Inc.                                                Delaware
Vivant! Corporation                                           Delaware



     Unless otherwise provided, each of the subsidiaries named above do business under the same name.